Exhibit 10.8

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on 23 March 2015 in Shanghai, China.

Shanghai Huiyuan Management Consulting Company Limited, a limited liability company organized and existing under the laws of PRC, with its address at Room 202-1, No. 13, 1502 Lane, Luoshan Road, Pudong District, Shanghai (“Party A”).

Shanghai Xiongguo Corporation Management Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 1106-B, 60 Mudan Road, Pudong District, Shanghai (“Party B”).

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.	Party A is a Wholly Foreign Owned Enterprise established in the People’s Republic of China (“China”), and has the necessary resources to provide technical services and business consulting services;

2.	Party B is a company with exclusively domestic capital registered in China;

3.

Party A is willing to provide Party B, on an exclusive basis, with technical, consulting and other services (the detailed scope set forth below) during the term of this Agreement, utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such exclusive services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, Party A and Party B have reached the following agreements:

1.	Services Provided By Party A

1.1

Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all or part of the services within the approved business scope of Party B as may be determined from time to time by Party A, including, but not limited to, technical services, network support, business consultations, equipment or leasing, marketing consultancy, system integration, product research and development, and system maintenance (“Service”).

1.2

Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

1.3

To ensure that the cash flow requirements of Party B’s ordinary operations are met and/or to set off any loss accrued during such operations, Party A may, only to the extent permissible under the laws of PRC, provide financing support for Party B, whether or not Party B actually incurs any such operational loss. Party A’s financing support for Party B and/or its any shareholder may take the form of bank entrustment loans or borrowings or other forms. Contracts for any such entrustment loans or borrowings or others shall be executed separately.

1.4	Service Providing Methodology

1.4.1

Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements with the other Party or its affiliates, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.4.2

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements with the other Party or its affiliates, which shall permit Party B to use Party A’s relevant intellectual property rights, at any time and from time to time based on the needs of the business of Party B.

1.4.3	Party B acknowledges that Party A may, at its own discretion, subcontract to third parties all or part of the Services Party A provides to Party B under this Agreement.

2.	Calculation and Payment of the Service Fees, Financial Reports, Audit and Tax

2.1

The Parties agree that, in consideration of the Services, Party B shall pay Party A service fees (the “Service Fees”). The Service Fees will be charged on an arm’s length basis and determined based on the nature of Services provided and the market circumstances. The Service Fees shall be due and payable on a quarterly basis up to the before tax income of Party B as determined based on China financial reporting standards minus relevant costs and reasonable expenses of Party B. During the term of this Agreement, Party A shall have the right to adjust the Service Fees at its sole discretion without the consent of Party B by giving Party B no less than 10 days’ prior written notice of such adjustment. Party B shall, within 7 days from the last day of each quarter, (a) deliver to Party A the management accounts and operating statistics of Party B for such quarter, including the before tax income of Party B during such quarter, and (b) pay the Service Fees to Party A upon request by Party A under various survey reports, plans, invoices or other written documents. After receipt of such management accounts and operating statistics, Party A may issue to Party B a corresponding service invoice. All payments shall be transferred into the bank accounts designated by Party A through remittance or in any other way acceptable by the Parties. The Parties agree that such payment instruction may be changed by a notice given by Party A to Party B from time to time.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

2.2

Within ninety (90) days after the end of each fiscal year, Party B shall deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A. If such audited financial statements show any shortfall of the before tax income of Party B as determined based on China financial reporting standards minus relevant costs and reasonable expenses of Party B for such fiscal year compared to the aggregate amount of the Service Fees paid by Party B to Party A in such fiscal year, upon written requests from Party A, Party B shall pay Party A an amount equal to such shortfall.

2.3

The Parties agree that payment of the Services Fees shall not cause operational difficulty for any Party. For the purpose and in the spirit of the aforementioned principle, Party A may agree to a delay payment of Service Fees by Party B, or adjust the payment schedule under Section 2.1 and 2.2 by written notice upon mutual agreement of the Parties.

2.4	Party B shall prepare its financial statements in satisfaction of Party A’s requirements and in accordance with law and commercial practices.

2.5

Subject to a notice given by Party A 5 working days in advance, Party B shall allow Party A, Party A’s (direct or indirect) parent company, and/or its appointed auditor to carry out auditing activities on Party B, including reviewing, and making photocopies of, the relevant books and records of Party B at the principal office of Party B. Further, Party B shall provide Party A, Party A’s (direct or indirect) parent company, and/or its appointed auditor the information and materials in connection with the operation, businesses, clients, financials and employees of Party B, and agrees that Party A’s parent company may disclose such information and materials to meet the requirements of the local regulatory authorities where its shares are listed.

2.6	Each of the Parties shall assume its own tax obligations in relation to performance of this Agreement.

3.	Intellectual Property Rights; Confidentiality Clauses; Non-competition

3.1

Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including, but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

3.2

The Parties acknowledge that any oral or written information exchanged between them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of the other Party, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor is also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3

Party B shall not engage in any business activities other than those within the scope of its business license and business permit, whether directly or indirectly, or any businesses in China which compete with the businesses of Party A, whether directly or indirectly, or any other businesses beyond the scope approved in writing by Party A.

3.4	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a company legally registered and validly existing in accordance with the laws of China.

4.1.2

Party As execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3	This Agreement constitutes Party A’s legal, valid and binding obligations, and shall be enforceable against it.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

4.2	Party B hereby represents and warrants as follows:

4.2.1	Party B is a company legally registered and validly existing in accordance with the laws of China;

4.2.2

Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3	This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

4.2.4	Party B shall maintain its good reputation and work diligently to maximize its income.

4.2.5	Party B shall immediately notify Party A about any litigation that it is involved in or any other circumstances which may have adverse impacts on it and use best efforts to limit the losses.

5.	Effectiveness and Term

This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 10 years. Upon the expiration of the term, unless Party A determines not to extend the term and notifies Party B in writing of such determination within 30 days prior to the expiration of the term, the term shall be extended for unlimited times, with an extended term of 5 years each time.

6.	Termination

6.1	Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2

During the term of this Agreement, (A) the Parties may early terminate this Agreement upon mutual agreement; (B) Party A may early terminate this Agreement by giving 30 days’ prior written notice to Party B at any time; and (C) Party B may not unilaterally terminate this Agreement prior to the expiration date.

6.3	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

6.4

In case of early termination, for whatever reason, or due expiration of this Agreement, payment obligations of either Party outstanding as of the date of such termination or expiration, including without limitation with respect to the Service Fees, shall not be waived, nor shall any default liability accrued as of the termination of this Agreement be waived. The Service Fees accrued as of the termination of this Agreement shall be paid to Party A within 15 working days following the termination of this Agreement.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

7.	Governing Law, Resolution of Disputes and Change in Laws

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

7.4

In case of promulgation or any change to or in any Chinese law, regulation or rule, or any change to or in the interpretation or application of the same anytime after execution of this Agreement, the following agreement shall apply: (a) if any Party would enjoy more benefits under any changed or new law than under the relevant law, regulation or rule in effect at the date of this Agreement, without any material adverse effect upon the other Party, the Parties shall promptly apply for such benefits brought by the changed or new law. The Parties shall make best efforts to procure the approval of such application; and (b) if the aforementioned law change or promulgation causes any direct or indirect material adverse effect to either Party, this Agreement shall be implemented in its original terms and conditions. However, the Parties shall try all lawful means to procure exemption from compliance with such changed or new law provisions. In the event such adverse effect on the economic interest of either Party is unable to be resolved pursuant to this Agreement, the affected Party may give notice to the other Party, and the Parties shall hold prompt discussion and make all necessary amendments to this Agreement so as to maintain the economic benefits otherwise enjoyed by the affected Party.

7.5

Subject to PRC laws, the arbitration tribunal may award remedies over the shares or land assets of Party B, injunctive relief (including but not limited to matters of business or compel the transfer of assets) or award the winding-up of Party B. Any party shall have the right to apply for enforcement of arbitration awards to the court with jurisdiction after the arbitration awards come into force. Subject to PRC laws, the courts of Hong Kong and China also have jurisdiction for the enforcement of the arbitration awards and the interim remedies against the shares or land assets of Party B.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

8.	Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.	Notices

9.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shanghai Huiyuan Management Consulting Company Limited
Address:	[***]
Attn:	[***]

Party B:	Shanghai Xiongguo Corporation Management Co., Ltd.
Address:	[***]
Attn:	[***]

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

10.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Waiver; Accumulative Remedies

11.1

No waiver by a Party of any breach or non-fulfilment by the other of any provisions of this Agreement will be deemed to be a waiver of any subsequent breach or non-fulfilment of that or any other provision hereunder, and no failure to exercise or delay in exercising any right or remedy under this Agreement will constitute a waiver of the relevant provision or provisions of this Agreement.

11.2

No single or partial exercise of any right or remedy under this Agreement will preclude or restrict the further exercise of any such right or remedy. The rights and remedies of each Party provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

12.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

13.	Amendment, change and supplement

13.1	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by the Parties.

13.2

If The Stock Exchange of Hong Kong Limited (“SEHK”) or any other relevant regulatory authority or stock exchange requests any amendment to this Agreement or if there is any change to the Rules Governing the Listing of Securities on the SEHK or any other relevant stock exchange rules that is relevant to the terms of this Agreement, the Parties shall make corresponding changes to the terms of this Agreement.

14.	Survival

14.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

14.2	The provisions of Sections 7, 9 and this Section 14 shall survive the termination of this Agreement.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

15.	Miscellaneous

15.1

This Agreement is written in both Chinese and English language in two copies, each Party having one copy and Party A keeping the remaining copies with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

15.2	This Agreement is binding on the legitimate assigns and successors of both Parties.

15.3

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

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EXCLUSIVE BUSINESS COOPERATION AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:	Shanghai Huiyuan Management Consulting Company Limited

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

Party B:	Shanghai Xiongguo Corporation Management Co., Ltd.

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

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BUSINESS COOPERATION AGREEMENT